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                                    EXHIBIT 99.13.1

                              Navellier Management, Inc.
                            One East Liberty, Third Floor
                                  Reno, Nevada 89501




                                                               September 9, 1998




The American Tiger Funds
One East Liberty, Third Floor
Reno, Nevada 89501


     Re:  Investment Adviser Operating Expenses
          Reimbursement Agreement


Gentlemen:

     Since the inception of operations of The American Tiger Funds (the "Fund"), Navellier Management, Inc. (the "Adviser"), has paid the operating expenses of the Fund without requiring reimbursement from the Fund. The purpose of this letter is to obtain an acknowledgment from the Fund that (i) the Adviser has been under no obligation to pay such operating expenses, and (ii) the Adviser is under no obligation to continue to pay the Fund's operating expenses now or in the future.

     Notwithstanding the foregoing, until further notice to the contrary, the Adviser will continue to pay the Fund's operating expenses without requiring current reimbursement, from the Fund, of expenses advanced which total more than 1.5% of the Fund's total operating expenses, i.e., the Adviser will be entitled to reimbursement of expenses advanced to the extent that such reimbursement plus other Fund operating expenses do not exceed 1.5% per annum. If the Fund's total operating expenses exceed 1.5% per annum, the excess expenses advanced will not be reimbursed. The Adviser reserves the right to require reimbursement in the future for operating expenses of the Fund at any time upon notice to the Fund that some or all past and presently accrued operating expenses of the Fund shall be required to be reimbursed to the Adviser, or paid directly by the Fund.


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     If the foregoing accurately reflects the Fund's understanding regarding the matters discussed herein, please sign and return the enclosed copy of this letter.

                         Very truly yours,

                         NAVELLIER MANAGEMENT, INC.



                        By:
                           -------------------------------
                            Louis G. Navellier, President


ACKNOWLEDGED AND
AGREED as to                  THE AMERICAN TIGER FUNDS
the 9th day of September, 1998:


                              By:
                                 -----------------------------------
                                   Barry Sander, Trustee


                              By:
                                 -----------------------------------
                                   Joel Rossman, Trustee


                              By:
                                 -----------------------------------
                                   Arjen Kuyper, Trustee


                              By:
                                 -----------------------------------
                                   Jacques Delacroix, Trustee


                              By:
                                 -----------------------------------
                                   Louis G. Navellier, Trustee